Exhibit 10.13
EIGHTH AMENDMENT TO LEASE

THIS EIGHTH AMENDMENT TO LEASE (hereinafter referred to as the "Eighth Amendment") is made effective as of this 3rd day of December, 2013, by and between the entities listed as “Lessor” at the end of this Eighth Amendment (hereinafter jointly and severally referred to as "Lessor"), COMENITY SERVICING LLC, a Texas limited liability company (hereinafter referred to as "Lessee") and ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation (hereinafter referred to a "Guarantor").

RECITALS

A.
Continental Acquisitions, Inc., as Lessor, and World Financial Network National Bank (U.S.) (hereinafter referred to as "WFN"), as Lessee, entered into a Lease dated July 2, 1990 for a certain office building containing approximately 100,800 square feet and located at 220 West Schrock Road, Westerville, Ohio 43081(“Premises”).

B.	Lessor is the current holder of the interest of Continental Acquisitions, Inc. as "Lessor" under the Lease by certain assignments.

C.
The Lease was amended by that certain First Amendment of Lease between WFN and Lessor dated September 11, 1990, that certain Second Amendment of Lease between WFN and Lessor dated November 16, 1990, that certain Third Amendment of Lease between WFN and Lessor dated February 18, 1991, that certain Assignment and Assumption Agreement between WFN and ADS Alliance Data Systems, Inc. (“ADS”) dated February 1, 1998, that certain Fourth Amendment to Lease dated June 1, 2000, that certain Fifth Amendment to Lease dated June 30, 2001, that certain Sixth Amendment to Lease dated January 27, 2006, that certain letter agreement between Continental Realty, Ltd. and ADS dated October 29, 2009, that certain Seventh Amendment to Lease dated January 14, 2010, and that certain Consent to Assignment and Assumption of Lease dated February ___, 2013 (collectively, the “Lease”).

D.	Guarantor has guaranteed the obligations of the Lessee under the Lease pursuant to a certain "Guarantee" dated June 1, 2000 (hereinafter referred to a "Guarantee").

E.	The current term of the Lease expires on July 31, 2014, and Lessor and Lessee wish to extend the Lease for an additional term of ten (10) years on the terms and conditions set forth herein.

PROVISIONS

1.
Incorporation of Recitals.  The Recitals portion of this Eighth Amendment is hereby incorporated by this reference to the same extent and as fully as though it were here rewritten in its entirety.  All capitalized terms not otherwise defined herein shall have the same meaning set forth in the Lease.

2.	Extension of Term; Renewal Option. Lessor and Lessee hereby extend the term of the Lease for an additional term of ten (10) years commencing on August 1, 2014 and terminating on July 31, 2024.

Subject to the terms and conditions set forth below, Lessee shall have the option to renew the term the Lease for one (1) additional period of five (5) years beginning August 1, 2024 and ending on July 31, 2029 ("Renewal Option").  The exercise of the Renewal Option by Lessee shall be subject to satisfaction of all of the following conditions precedent:

(a)
No default under the Lease shall exist and no event shall have occurred which with notice or lapse of time, or both, would constitute a default under the Lease at the time of the exercise of the option and at the commencement of the renewal term.

(b)	This Lease shall not have been assigned or the Premises sublet in whole or in part except as expressly permitted under this Lease.

(c)	Lessee shall have given Lessor notice in writing of Lessee's exercise the Renewal Option no later than January 31, 2024.

The Fixed Minimum Rent during the Renewal Option shall be as set forth in paragraph 3 of this Eighth Amendment.  Except as otherwise provided herein, the term under the Renewal Option shall be on the same terms and conditions as contained in the Lease.  Lessee shall have no further right or option to extend the term of the Lease beyond the Renewal Option term.

3.	Fixed Minimum Rent. Lessee shall pay Fixed Minimum Rent during the extended term under paragraph 2 above and the Renewal Option, if applicable, in the following annual and monthly amounts:

In addition to Fixed Minimum Rent, Lessee shall continue to be responsible for the payment of all additional rent and all other costs and expenses as provided in the Lease.

4.
Tenant Improvement Payment.  Within thirty (30) days after the latest date of the execution of this Eighth Amendment by Lessor, Lessee and Guarantor, Lessor shall pay, in immediately available funds,     ($   ) to Lessee ("Tenant Improvement Allowance").  The Tenant Improvement Allowance shall be used to construct and install alterations, additions and improvements to the Premises (“Tenant Improvements”) and for no other purpose without Lessor’s prior written consent. Upon written request from Lessor, Lessee shall furnish to Lessor copies of invoices and other evidence of the utilization of the Tenant Improvement Allowance for the construction and installation of Tenant Improvements.

5.
Lessee Certifications.  As a material inducement to Lessor entering into this Eighth Amendment, Lessee certifies to Lessor that to Lessee’s actual knowledge, as of the date hereof:  (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises or the Lease which are not contained herein or in the Lease;  (ii) Lessor is not in default in any respect in any of the terms, covenants and conditions of the Lease; and  (iii) Lessee has no setoffs, counterclaims or defenses against Lessor under the Lease.

6.
Lessor Certifications.  As a material inducement to Lessee entering into this Eighth Amendment, Lessor certifies to Lessee that to Lessor’s actual knowledge, as of the date hereof:  (i) the Lease, as modified hereby, contains the entire agreement between the parties hereto relating to the Premises and that there are no other agreements between the parties relating to the Premises or the Lease which are not contained herein or in the Lease;  and (ii) Lessee is not in default in any respect in any of the terms, covenants and conditions of the Lease.

7.
No Other Changes; Ratification of Lease and Guarantee.  This Eighth Amendment shall only modify or amend the Lease to the extent provided herein and all other conditions, covenants and agreements in the Lease shall remain in full force and effect.  Subject to the terms of this Eighth Amendment, Lessor and Lessee do hereby ratify and confirm in their entirety the conditions, covenants and agreements contained in the Lease, and Guarantor hereby ratifies and confirms in their entirety the conditions, covenants and agreements contained in the Guarantee.  If there is a conflict between the provisions contained in this Eighth Amendment and the provisions of the Lease, this Eighth Amendment shall control.

8.
Miscellaneous.  The governing law provisions set forth in the Lease shall also be applicable to this Eighth Amendment.  The captions at the beginning of the several paragraphs of this Eighth Amendment are for the convenience of the reader and shall be ignored in construing this Eighth Amendment.  This Eighth Amendment may be executed in several counterparts and each of such counterparts shall be deemed to be an original hereof.

IN WITNESS WHEREOF, Lessor, Lessee and Guarantor have executed this Eighth Amendment effective as of the date first set forth above.

LESSOR:

JEL/220 W. SCHROCK, LLC,
an Ohio limited liability company

By: /s/ John E. Lucks, Jr.
John E. Lucks, Jr., Manager

FEK/220 W. SCHROCK, LLC,
an Ohio limited liability company

By: /s/ Franklin E. Kass
Franklin E. Kass, Manager

CP/220 W. SCHROCK, LLC,
an Ohio limited liability company

By: /s/ Franklin E. Kass
Franklin E. Kass, Manager

NRI 220 SCHROCK, LLC,
an Ohio limited liability company

By: Nationwide Realty Investors, Ltd., its sole member and manager

By: /s/ Brian J. Ellis
Name: Brian J. Ellis
Title: President & Chief Operating Officer

LESSEE:

COMENITY SERVICING LLC, a Texas
Limited liability company

By: /s/ Sallie Komitor
Name: Sallie Komitor
Title:  President

GUARANTOR:

ALLIANCE DATA SYSTEMS CORPORATION, a
Delaware corporation

By: /s/ Brian Gore
Name:  Brian Gore
Title: SVP & Treasurer

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 27th day of November, 2013 by John E. Lucks, Jr., Manager of JEL/220 W. SCHROCK, LLC, an Ohio limited liability company, on behalf of the company.

(notarial seal)
/s/ Thomas R. Davis
Notary Public

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 27th day of November, 2013 by Franklin E. Kass, Manager of FEK/220 W. SCHROCK, LLC, an Ohio limited liability company, on behalf of the company.

(notarial seal)
/s/ Thomas R. Davis
Notary Public

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 27th day of November, 2013 by Franklin E. Kass, Manager of CP/220 W. SCHROCK, LLC, an Ohio limited liability company, on behalf of the company.

(notarial seal)
/s/ Thomas R. Davis
Notary Public

STATE OF OHIO
COUNTY OF FRANKLIN

The foregoing instrument was acknowledged before me this 3 day of December, 2013 by Brian  J. Ellis, President & Chief Operating Officer of Nationwide Realty Investors, Ltd., as sole member and manager of NRI 220 SCHROCK, LLC, an Ohio limited liability company, on behalf of the company.

(notarial seal)
/s/ Deborah A. Wyatt
Notary Public

STATE OF Ohio
COUNTY OF Franklin

The foregoing instrument was acknowledged before me this 20th day of November, 2013 by Sallie Komitor, President of   COMENITY SERVICING LLC, a Texas limited liability company, on behalf of the limited liability company.

(notarial seal)
/s/ Katherine Fielhauer
Notary Public

STATE OF TEXAS
COUNTY OF COLLIN

The foregoing instrument was acknowledged before me this 20th day of November, 2013 by Brian Gore, SVP & Treasurer of ALLIANCE DATA SYSTEMS CORPORATION, a Delaware corporation, on behalf of the corporation.

/s/ Julie Keils
Notary Public